                                                                     Exhibit 5.2
                               [Letterhead of King & Wood]



                                                              September 11, 2006

Mindray Medical International Limited
Mindray Building
Keji 12th Road South
Hi-tech Industrial Park, Nanshan
Shenzhen 518057
People's Republic of China

and

Goldman Sachs (Asia) L.L.C.
68th Floor, Cheung Kong Center
2 Queen's Road Central
Hong Kong

UBS AG
52/F, Two International Finance Centre
8 Finance Street, Central
Hong Kong

As representatives of the several underwriters


Dear Sir or Madam:

     We have acted as the People's Republic of China ("PRC") legal counsel to Mindray Medical International Limited, a company incorporated under the laws of the Cayman Islands (the "Company" or "Mindray").

     In connection with the initial public offering (the "Offering") of American Depositary Shares (the "ADSs"), each representing one Class A ordinary share, par value HK$0.001 per share (the "Shares"), of the Company, and the proposed listing and trading of the ADSs representing the Shares on the New York Stock Exchange and the public filing of the Company's registration statement on Form F-1 with the U.S. Securities and Exchange Commission (the "Commission"), you have requested us to furnish an opinion to you as to the matters set forth below. For purposes of this opinion, we have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. In addition, we have considered the PRC laws, rules and regulations that may be relevant to the interpretation of the Rules (as defined below).

1. On August 8, 2006, six PRC regulatory agencies, including the China Securities Regulatory Commission ("CSRC"), the Ministry of Commerce ("MOC") and the State Administration of Foreign Exchange ("SAFE"), promulgated the Rules on the Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the "Rules"), which will become effective on September 8, 2006. The Rules clearly require that an offshore special purpose vehicle formed for listing purposes and controlled directly or indirectly by PRC companies or individuals ("SPV") using its shares to acquire an equity interest in a PRC company (i.e., through a share swap) shall obtain the approval of the CSRC prior to the listing and trading of such SPV's securities on an overseas stock exchange. However, the Rules do not clearly provide whether an SPV using cash to acquire an equity interest in a PRC company, such as the Company, needs to obtain approval from the CSRC prior to the listing and trading of such SPV's securities on an overseas stock exchange.

2. The Company acquired its 99.9%-owned PRC subsidiary, Shenzhen Mindray Bio-Medical Electronic Co., Ltd. ("Shenzhen Mindray"), through cash acquisitions of equity interests in Shenzhen Mindray and obtained all necessary approvals from PRC regulatory agencies, including the MOC and the SAFE, prior to the promulgation of the Rules.

3. Based on our understanding of current PRC laws, regulations and the Rules, unless there are other laws, regulations and rules or the CSRC clearly requires in any form that effective from September 8, 2006, listing of all SPVs on an overseas stock exchange shall obtain the approval of the CSCR, the Rules do not require the listing and trading of companies such as Mindray shall obtain the approval from the CSRC. We do not rule out the possibility that the CSRC may have different opinion, though this possibility is very small.


     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of and references to our name under the captions "Risk Factors", "Regulation", "Enforcement of Civil Liabilities", "Legal Matters" and "Experts" in the prospectus included in the registration statement on Form F-1, filed by Mindray Medical International Limited with the Commission under the Securities Act of 1933, as amended.

Yours truly


King & Wood
PRC Lawyers
/s/ King & Wood


                                       2